Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Asure Software, Inc. on Form S-8 of our report dated March 17, 2016, with respect to our audits of the special purpose carve-out financial statements of Mangrove Employer Services – Payroll Division as of December 31, 2015 and 2014 and for the years then ended appearing in the Current Report on Form 8-K of Asure Software, Inc. dated March 18, 2016.

/s/  Marcum LLP

Marcum LLP
Irvine, California
 June 29, 2016